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                                                                    EXHIBIT 12.1

                            HUB INTERNATIONAL LIMITED
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                Six months ended
                                                    June 30                          Year Ended December 31
                                                -----------------     ---------------------------------------------------
                                                 2003       2002       2002       2001       2000       1999      1998
                                                ------     ------     ------     ------     ------     -----     -----
                                                                       (In thousand of US dollars)
EARNINGS:
   Income of consolidated group before
   income taxes                                 29,889     21,772     43,657     15,267     11,508     7,796     3,536

   Fixed charges excluding capitalized
   interest                                      2,883      5,098      7,317      7,447      1,981       632       806
                                                ------     ------     ------     ------     ------     -----     -----
TOTAL EARNINGS                                  32,772     26,870     50,974     22,714     13,489     8,428     4,342
                                                ======     ======     ======     ======     ======     =====     =====
FIXED CHARGES:
   Interest expense of consolidated group
   including capitalized interest                2,883      5,098      7,317      7,447      1,981       632       806
                                                ------     ------     ------     ------     ------     -----     -----
TOTAL FIXED CHARGES                              2,883      5,098      7,317      7,447      1,981       632       806
                                                ======     ======     ======     ======     ======     =====     =====

RATIO OF EARNINGS TO FIXED CHARGES               11.37       5.27       6.97       3.05       6.81     13.34      5.39
                                                ======     ======     ======     ======     ======     =====     =====
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